UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)   December 14, 2001
                                                            ------------------
                                                            (December 11, 2001)
                                                            ------------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item 9.  Regulation FD Disclosure

The following is a press release issued by the Company on December 11, 2001 and is being filed herewith as a Regulation FD Disclosure.

              University President Named to PNM Board of Directors

ALBUQUERQUE, N.M. December 11, 2001 - PNM, Public Service Company of New Mexico (NYSE:PNM) today announced that Manuel T. Pacheco, president of the University of Missouri System, has been appointed to the PNM Board of Directors.

"Professor Pacheco's extensive experience in strategic planning, together with his close ties to New Mexico and the Southwest, make him a valuable addition to the PNM board as we move forward with building America's best merchant utility," said PNM Chairman, President and Chief Executive Officer Jeff Sterba.

Dr. Pacheco oversees four campuses of the University of Missouri, plus a statewide extension and educational outreach arm. The system encompasses about 15,000 employees and more than 56,000 students, with annual revenues of more than $1.6 billion. As president of the system since 1997, Pacheco has engaged the university in a comprehensive strategic planning process that seeks to capitalize on the university's many strengths in the areas of teaching, research and service.

Prior to joining the University of Missouri, Pacheco was president of the University of Arizona, Tucson. Born in southern Colorado, Pacheco grew up in northeastern New Mexico and received his bachelor's degree from New Mexico Highlands University. He holds a master's degree and a doctorate in Foreign Language Education from Ohio State University.

Professor Pacheco replaces John T. Ackerman on the PNM Board of Directors. Ackerman served as PNM president and chief executive from 1990 to 1994; chairman from 1990 to 1999; and chairman emeritus from 1999 until his retirement from the board on November 30, 2001.

"John Ackerman made an invaluable contribution to developing our strategic plan and preparing PNM to succeed in a changing industry," Sterba said. "The decisions made during his tenure as chairman, president and CEO laid the groundwork for PNM success. We would not be where we are today were it not for his vision and leadership."

PNM provides electric and natural gas service to approximately 1.3 million people in New Mexico and also sells power on the wholesale market. PNM stock is traded primarily on the NYSE under the symbol PNM.

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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                   (Registrant)


Date:  December 14, 2001                        /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)

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